UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934
Date of Report (Date of earliest event reported): January 26, 2026
MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 26, 2026, in connection with a previously announced public offering, Mount Logan Capital Inc. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The First Supplemental Indenture relates to the Company’s issuance, offer and sale of $40.0 million in aggregate principal amount of its 8.00% Notes due 2031 (the “Notes”).
The Notes will mature on January 31, 2031, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 8.00% per year and will be paid quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing April 30, 2026. The Notes are the Company’s direct senior unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness; senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries, financing vehicles or similar facilities.
The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after January 31, 2028, upon not less than 10 days’ nor more than 60 days’ notice prior to the date fixed for redemption thereof, at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.
The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-292668) previously filed with the SEC, and a final prospectus dated January 15, 2026. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on January 26, 2026.
The Notes are expected to be listed on the Nasdaq Global Market within 30 days of January 26, 2026 and to trade under the trading symbol “MLCIL”. The Company expects to use the net proceeds from the offering for the repayment of outstanding indebtedness under its credit facility and any remainder for general corporate purposes.
The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 26, 2026, between the Registrant and U.S. Bank Trust Company, National Association
4.2	First Supplemental Indenture, dated as of January 26, 2026, between the Registrant and U.S. Bank Trust Company, National Association
4.3	Form of Global Note (included in Exhibit 4.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	January 26, 2026	By:	/s/ Nikita Klassen
		Name:	Nikita Klassen
		Title:	Chief Financial Officer